UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 19, 2013

Torvec, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	000-24455	16-1509512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1999 Mt. Read Blvd, Bldg. 3, Rochester, New York		14615
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-254-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On June 19, 2013, Torvec, Inc. held its annual shareholder meeting (“Annual Meeting”) for its common and voting preferred shareholders. At the Annual Meeting, the Company’s shareholders voted on each of the matters described below.

1. The Company’s shareholders elected eleven directors, all of whom constitute the Company’s entire board of directors, to serve for a term of one year and until their successors are duly elected and qualified. The number of shares that (a) voted for the election of each director and (b) withheld authority to vote for each director and the number of broker non-votes are set forth in the table below.

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Thomas F. Bonadio	17,502,624	504,235	20,752,167
Wesley K. Clark	17,015,006	991,853	20,752,167
William W. Destler	17,761,853	245,006	20,752,167
Asher J. Flaum	17,536,003	470,856	20,752,167
Keith E. Gleasman	17,018,645	988,214	20,752,167
John W. Heinricy	17,769,089	237,770	20,752,167
Richard A. Kaplan	17,736,671	270,188	20,752,167
Thomas J. Labus	17,769,089	237,770	20,752,167
Charles N. Mills	17,740,828	266,031	20,752,167
E. Philip Saunders	17,749,993	256,866	20,752,167
Gary A. Siconolfi	17,635,561	371,298	20,752,167

2. The Company’s shareholders ratified the appointment of Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. The number of shares that voted for, against or abstained from voting for the ratification of the appointment of Freed Maxick CPAs, P.C. are summarized in the table below.

Votes For	Votes Against	Abstentions
38,239,074	189,762	330,190

3. The Company’s shareholders approved the Company’s executive officer compensation programs in effect for the 2013 calendar year. The number of shares that voted for, against or abstained from voting for the advisory vote on the Company’s executive officer compensation programs for the 2013 calendar year, and the number of broker non-votes, are summarized in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,039,283	579,101	388,475	20,752,167

Item 8.01    Other Events.

a)

At its Annual Meeting on June 19, 2013, the Company announced that its current test phase of its IsoTorque differential for use in Models C5 & C6 Corvettes has been completed, and that this product is technically ready for entry into the aftermarket. Management stated that it is expecting to be building inventory and starting to sell and deliver finished product in the latter part of the fourth quarter of 2013.

The Company also announced that the ongoing development activities for its hydraulic pump successfully passed a milestone test which confirmed numerous aspects of the breakthrough technologies. This accomplishment, although not a full validation of the pump as a complete product, proved the soundness of the concept. Pump development activities will now shift to addressing customer specific applications.

Also at the Annual Meeting, management discussed the Company’s cash position, and based on the current operating plan, the Company will likely need to raise additional funds by mid-2014 in order to continue the development of its technology. Management expressed its confidence in being able to raise funds, and noted that the Company is starting to consider various financing alternatives for potentially interested investors, with an expectation for completing a transaction by early 2014.

b)

Previously in advance of the Annual Meeting, the board of directors met and took the actions described below.

Committee Assignments – The board of directors determined to maintain the composition of each committee of the board of directors as it was for the prior year, as follows, with the Chair for the current year as indicated:

Audit Committee:
Thomas F. Bonadio – Chair
E. Philip Saunders
Asher J. Flaum

Nominating Committee:
Gary A. Siconolfi – Chair
Wesley K. Clark
Asher J. Flaum

Governance and Compensation Committee:
William W. Destler - Chair
Charles N. Mills
John W. Heinricy

Officer Positions – The board of directors has elected the following corporate officers to hold the offices or positions noted for the forthcoming year:

Board Chair:	Gary A. Siconolfi
Chief Executive Officer:	Richard A. Kaplan
President and VP – Marketing:	Keith E. Gleasman
Chief Financial Officer and Corporate Secretary:	Robert W. Fishback
Chief Technology Officer:	William Mark McVea

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torvec, Inc.

June 21, 2013	By:	/s/ Robert W. Fishback
Robert W. Fishback
Chief Financial Officer and Principal Accounting Officer

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